Exhibit 23.1

Consent of Independent Auditor

Legacy Reserves LP
Midland, Texas

We hereby consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-194999 and 333-197370) and Form S-8 (Nos. 333-144824 and 333-204917) of Legacy Reserves LP of our report dated October 14, 2015, relating to the combined statement of revenues and direct operating expenses for the Anadarko Acquisitions for the year ended December 31, 2014, which appears in this Form 8-K/A.

/s/ BDO USA, LLP

Houston, Texas
October 14, 2015